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                         CONSENT OF RICHARD C. GARRISON

November 17, 2001


         I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement, SEC File No. 333-69118 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, of Heritage Property Investment Trust, Inc.


                                                    /s/ Richard C. Garrison
                                                    ---------------------------
                                                    Richard C. Garrison